Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Carver Bancorp, Inc.
New York, New York

We hereby consent to the incorporation by reference in Registration Statement on Form S1 (No. 333-177054) of Carver Bancorp, Inc., as amended, of our report dated June 28, 2019, relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

New York, New York
June 28, 2019